EXHIBIT 5.1

June 30, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-1004

Re: First Mid Bancshares, Inc. – Registration of Common Stock on Form S-8

Ladies and Gentlemen:

We have acted as counsel to First Mid Bancshares, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the registration of 450,000 shares of the Company’s common stock, $4.00 par value per share (the “Stock”), issuable pursuant to the First Mid Bancshares, Inc. 2025 Stock Incentive Plan (the “Stock Incentive Plan”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as the basis for the opinions set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein. We express no opinion herein with respect to the qualification of the shares of Stock under the securities or blue sky laws of any state or any foreign jurisdiction.

The opinions expressed in this letter concern only the effect of the laws of the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

Based upon the foregoing, it is our opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Stock Incentive Plan, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ ArentFox Schiff LLP

ARENTFOX SCHIFF LLP